UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 14, 2018
Date of Report (Date of earliest event reported)
GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33601	74-2785449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150 San Antonio, Texas 78249 (210) 308-8267
(Address of principal executive offices and Registrant’s telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)          On June 14, 2018, the Board of Directors of GlobalSCAPE, Inc. (“GlobalSCAPE” or the “Company”) appointed Robert H. Alpert and C. Clark Webb as new members of the Company’s Board of Directors, with such appointments to be effective immediately.  Messrs. Alpert and Webb fill vacancies created by an increase in the size of the Company’s Board of Directors from five to seven, and each of their terms of office will expire at the Company’s 2018 annual meeting of stockholders or at such time as his respective successor has been elected and qualified.  The Board of Directors of the Company does not expect to appoint Mr. Alpert or Mr. Webb to the Audit, Compensation or Nominating Committees at this time.
Mr. Alpert has nearly 30 years of executive and financial experience. He is the co-founder and principal of 210 Capital, LLC.  He is also the Co-CEO and Chairman of the Board of P10 Holdings, Inc., Chairman of the Board of Crossroads Systems, Inc. and a director of Elah Holdings, Inc.  Prior to founding 210 Capital, Mr. Alpert was the founder and portfolio manager of Atlas Capital Management, LP, a long-short strategy investment adviser, from October 1995 to September 2015.  Mr. Alpert was responsible for the investments and operations of Atlas.  Mr. Alpert received a BA from Princeton University in 1987 and an MBA from Columbia University in 1990.
Mr. Webb is Founder and Managing Member of P10 Capital Management, LLC, Co-CEO of P10 Holdings, Inc., and Co-Founder and Principal of 210 Capital, LLC.  Previously, Mr. Webb was Co-Portfolio Manager of the Lafayette Street Fund, a multi-billion dollar opportunistic equity strategy, and a Partner at Select Equity Group, L.P.  Mr. Webb holds a BA from Princeton University.  Mr. Webb is currently Chairman of the Board of Elah Holdings, Inc. and a director of Crossroads Systems, Inc. and P10 Holdings, Inc.
As non-employee directors, Messrs. Alpert and Webb will each receive a $5,500 monthly retainer for service on the Board and will also each participate in, and receive stock-based compensation under, the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2018 as Appendix A to the Company’s Definitive Proxy Statement.  In connection with the appointments, GlobalSCAPE and Messrs. Alpert and Webb will enter into GlobalSCAPE’s standard indemnification agreement for directors, the form of which was filed with the SEC on May 18, 2015 as Exhibit 10.1 to the Company’s Current Report on Form 8-K.
There is no arrangement or understanding between Mr. Alpert or Mr. Webb and any other persons pursuant to which either was appointed as a director.  Neither Mr. Alpert nor Mr. Webb has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.
The Company issued a press release announcing the appointments of Messrs. Alpert and Webb to the Company’s Board of Directors on June 14, 2018.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8 K.
Item 9.01.	Financial Statements and Exhibits.
(d)          Exhibits.
99.1          Press Release dated June 14, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GLOBALSCAPE, INC.
By:	/s/ Matthew Goulet
Matthew Goulet President and Chief Executive Officer
Dated:	June 19, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 14, 2018.